Exhibit 21.1

Life Technologies Corporation Subsidiaries

All Subsidiaries are 100% owned by Life Technologies Corporation unless otherwise noted.

Domestic U.S. Subsidiaries

Acoustic Cytometry Systems, Inc. (Delaware)

AcroMetrix Corporation (California)

Ambion, Inc. (Delaware)

Applied Biosystems International, Inc. (Delaware)

Applied Biosystems Taiwan LLC (Delaware)

Applied Biosystems, LLC (Delaware)

Biotrove Corporation (Delaware)

BioTrove International, Inc. (Delaware)

Boston Probes, Inc. (Delaware)

CellzDirect, Inc. (Delaware)

Compendia Bioscience, Inc. (Michigan)

Gold Cattle Standard Testing Labs, Inc. (Texas)

Invitrogen Finance Corporation (Delaware)

Invitrogen Holdings Inc. (Delaware)

Invitrogen IP Holdings, Inc. (Delaware)

Ion Torrent Systems Incorporated (Delaware)

Kettlebrook Insurance Company Ltd. (Hawaii)

Life Technologies Charitable Foundation (Delaware)

Life Technologies Clinical Services Lab, Inc. (Delaware)

Matrix MicroScience, Inc. (Colorado)

Molecular Probes, Inc. (Oregon)

Pinpoint Genomics, Inc. (Delaware)

Protometrix, Inc. (Delaware)

Westover Scientific, Inc. (Washington)

European Subsidiaries and Branches

Acrometrix Europe B.V. (Netherlands)

Ambion (Europe) Limited (UK—England)

Applied Biosystems B.V. (Netherlands)

Applied Biosystems Finance B.V. (Netherlands)

Applied Biosystems International, Inc. – Dutch Branch (Netherlands)

Applied Biosystems International, Inc. – Russia Rep Office (Russian Federation)

Applied Biosystems International, Inc. – Zug Branch (Switzerland)

BAC BV (Netherlands)

BAC IP BV (Netherlands)

Geneart AG (Germany)

Genomed GmbH (Germany)

Invitrogen Europe Limited (Scotland)

Invitrogen Holdings Limited(UK—Scotland)

Laboratoire Service International (France)

Life Technologies AS (Norway)

Life Technologies Italia, fil Life Technologies Europe B.V. (Italy)

Life Technologies Czech Republic s.r.o. (Czech Republic)

Life Technologies Europe B.V. Deutschland Niederlassung (Germany)

Life Technologies Europe B.V. (Ireland Branch) (Ireland)

Life Technologies Europe B.V.—Belgisch bijkantoor (Belgium)

Life Technologies Europe B.V.—Filial Af Life Technologies Europe B.V. (Denmark Branch) (Denmark)

Life Technologies Europe B.V.—Sucursal em Portugal (Portugal)

Life Technologies Europe B.V., Nederlaenderna Filial Sverige (Sweden)

Life Technologies Europe B.V., Nieuwerkerk aan den Ijssel, Zweigniederlassung (Switzerland)

Life Technologies Europe B.V., sivuliike Suomessa (Finland)

Life Technologies Europe B.V. (Netherlands)

Life Technologies Finance Limited (Scotland)

Life Technologies GmbH (Germany)

Life Technologies International B.V. (Netherlands)

Life Technologies Limited (Scotland)

Life Technologies Magyarorszag Kft. (Hungary)

Life Technologies Polska Sp. z.o.o. (Poland)

Life Technologies S.A. (Spain)

Life Technologies S.A.S. (France)

Life Technologies s.r.o. (Slovakia)

Matrix MicroScience Ltd. (UK-England)

Mr. Gene GmbH (Germany)

PE (GB) Limited (UK-England)

PE AG (Switzerland)

PE AG – Russia Rep Office (Russian Federation)

PNA Diagnostics ApS (Denmark)

Stokes Bio Limited (Ireland)

ZAO PE Biosystems (Russia)

Asia-Pacific Subsidiaries

Applied Biosystems (Thailand) Limited (Thailand)

Applied Biosystems B.V. (Singapore Branch) (Singapore)

Applied Biosystems Trading (Shanghai) Company Ltd. (China)

Dynal Biotech Beijing Limited (China)

Invitrogen BioServices India Private Limited (India)

Invitrogen Hong Kong Limited – Beijing Rep Office (China)

Life Technologies Co., Ltd. (Taiwan, Province of China)

Invitrogen Trading (Shanghai) Company Ltd. (China)

Life Technologies Australia Pty Ltd. (Australia)

Life Technologies DaAn Diagnostics (Guangzhou) Co., Ltd. (China) (Joint Venture—57.5% owned by LIFE)

Life Technologies Holdings PTE Ltd. (Singapore)

Life Technologies Japan Ltd. (Japan)

Life Technologies Limited (Hong Kong)

Life Technologies New Zealand Ltd. (New Zealand)

Nihon Dynal K.K. (60% ownership) (Japan)

Shanghai Life Technologies Biotechnology Co. Ltd. (China)

Americas

Applied Biosystems de Mexico S. de R.L. de C.V. (Mexico)

Genesys LTI SpA (Chile)

Invitrogen Argentina SA (Argentina)

Life Technologies Brasil Comercio e Industria de Produtos para Biotecnologia Ltda (Brazil)

Life Technologies Inc. (Canada)

Africa

LTC Tech South Africa (Pty) Ltd. (S. Africa)

Middle East

Life Technologies Europe B.V. (Dubai Branch) (Dubai, United Arab Emirates)

Life Technologies Israel Ltd. (Israel)

Life Technologies Corporation and its direct and indirect subsidiaries conduct business under the “Life Technologies” name and variants thereof, and similarly subsidiaries may conduct business under their entity name or variants thereof.

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